SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[X] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-12

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Eaton Vance Floating-Rate 2022 Target Term Trust (Name of Registrant as Specified in Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:

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(2) Form, Schedule or Registration Statement no.:

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(4) Date Filed:

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Subject line: Eaton Vance proxy solicitations and phone outreach

Name,

On February 1st, Eaton Vance sent an email titled “Eaton Vance Fund shareholder mailings (please read)” in response to inquiries from Financial Advisors and their clients regarding a proxy voting solicitation mailer containing a letter with the header “Extremely Important.”

The email was intended to provide additional information about the proxy solicitation process to assist Financial Advisors and their clients. We understand that this process can be challenging and appreciate your assistance and patience.

Attached is a letter that provides additional detail regarding the proxy solicitation process as it pertains to telephonic outreach.

GRM signature

NOT FDIC INSURED | NOT BANK GUARANTEED | MAY LOSE VALUE

Investment Professional Use Only. Not to Be Used With the Public

©2021 Eaton Vance Distributors, Inc.

Member FINRA/SIPC

Two International Place, Boston, MA 02110

eatonvance.com | 800-836-2414

Dear NAME,

As previously announced, Eaton Vance entered into a definitive agreement on October 7, 2020 to be acquired by Morgan Stanley. Morgan Stanley and Eaton Vance expect the transaction to be completed no later than early in the second quarter. Subject to the satisfaction of customary closing conditions, including receipt of necessary regulatory approvals and client consents, the transaction could take place as soon as March 1, 2021.

Shareholders in Eaton Vance and Calvert open-end and closed-end funds are being asked to approve new investment advisory agreements and, where applicable, new investment sub-advisory agreements to help ensure that the funds continue to operate without interruption. Certain fund shareholders may be identified for telephonic outreach in connection with these proxy campaigns as outlined below:

•	At account inception, fund shareholders select whether they are Objecting Beneficial Owners (OBOs) or Non-Objecting Beneficial Owners (NOBOs). This classification determines whether shareholder information such as names and addresses can be released to third-party solicitation firms in the event of a proxy vote.
•	OBOs are not allowed to be called.
•	NOBOs can be called.
•	When the proxy process begins, Broadridge and other vendors selected by financial intermediaries assemble fund shareholder lists and provide the lists to the third party proxy solicitation firms involved in the proxy solicitation. AST and Computershare are the proxy solicitation firms involved in the Eaton Vance and Calvert funds solicitations.
•	After the initial solicitation period, shareholder meetings are convened. If quorum is present at the meeting and the vote carries for a fund then the proxy process is complete for that particular fund. If additional solicitation is required to reach quorum and/or for the vote to carry then the shareholder meeting is adjourned to a later date.

As outlined above, proxy solicitors are limited in their ability to contact shareholders by telephone and may only contact shareholders who have not objected to such outreach (NOBOS).

The communication efforts of the proxy solicitation firms is geared towards a relatively small subset of impacted shareholders and is intended to assist shareholders with resolving the proxy voting process as quickly and easily as possible. If there is any way in which we can be helpful to your Financial Advisors with this or any other matter, please do not hesitate to reach out.

Sincerely,

SIGNATURE

©2021 Eaton Vance Management | Two International Place, Boston, MA 02110 | 800.836.2414 eatonvance.com | 37912 | 2.17.21